Trane Technologies Reports Record First-Quarter 2022 Results, Updates 2022 Guidance

Highlights (first-quarter 2022 versus first-quarter 2021, unless otherwise noted):

●	Reported bookings of $4.3 billion, up 5 percent; organic bookings* up 6 percent

●	Reported revenues of $3.4 billion, up 11 percent; organic revenues* up 12 percent

●	GAAP operating income up 10 percent; adjusted operating income* up 5 percent

●	GAAP continuing EPS of $1.13; adjusted continuing EPS* of $1.12, up 11 percent
●	Record backlog of $6.2 billion, up 56 percent year-over-year, positions the Company well for 2022 and 2023

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, May 4, 2022 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.13 for the first-quarter of 2022. Adjusted continuing EPS was $1.12, up 11 percent, which excludes a net gain of $3.3 million related primarily to non-cash adjustments, transformation and other restructuring costs.

First-Quarter 2022 Results

Financial Comparisons - First-Quarter Continuing Operations

$, millions except EPS	Q1 2022	Q1 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,335	$4,131	5%	6%
Net Revenues	$3,356	$3,018	11%	12%
GAAP Operating Income	$388	$353	10%
GAAP Operating Margin	11.6%	11.7%	(10 bps)
Adjusted Operating Income*	$385	$368	5%
Adjusted Operating Margin*	11.5%	12.2%	(70 bps)
Adjusted EBITDA*	$462	$437	6%
Adjusted EBITDA Margin*	13.8%	14.5%	(70 bps)
GAAP Continuing EPS	$1.13	$0.96	18%
Adjusted Continuing EPS	$1.12	$1.01	11%
Restructuring and Transformation Costs**	$3.3	($14.7)	$18.0
**Primarily related to non-cash adjustments, transformation and other restructuring costs. For details see table 2 of the news release.

“Demand for our innovative products and solutions has never been higher. Customers are choosing Trane Technologies as their partner for decarbonization, energy efficiency and healthy spaces,” said Dave Regnery, chair and CEO of Trane Technologies. “We delivered record financial performance in the quarter through continued execution of our purpose-driven strategy, and a steadfast focus on delivering for our customers despite persistent macro-related challenges and geopolitical volatility.

Thanks to the dedication of our global team and the strength of our business operating system, we are on pace to deliver our full-year guidance. Our leading innovation, record backlog and strong financial profile position us well to navigate the near-term macro challenges and to flourish as conditions improve.”
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Highlights from the First-Quarter of 2022 (all comparisons against first-quarter of 2021 unless otherwise noted)

•Robust demand drove record first-quarter revenue, operating income and strong EPS growth. Record backlog of approximately $6.2 billion and record first-quarter bookings position the Company well for 2022 and 2023.
•Enterprise reported bookings and revenues were up 5 percent and 11 percent, respectively. Organic bookings and revenues were up 6 percent and 12 percent, respectively, driven by growth in each segment.
•Enterprise reported revenue growth included approximately 1 percentage point of negative foreign exchange impact.
•GAAP operating margin was down 10 basis points, adjusted operating and adjusted EBITDA margins were down 70 basis points. Volume growth and price were offset by material inflation and negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges. Increased supply chain costs included continued investments to prioritize customers and improve execution in each segment.

First-Quarter Business Review (all comparisons against first-quarter of 2021 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q1 2022	Q1 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,448.5	$3,251.6	6%	6%
Net Revenues	$2,633.2	$2,325.7	13%	13%
GAAP Operating Income	$350.8	$323.1	9%
GAAP Operating Margin	13.3%	13.9%	(60 bps)
Adjusted Operating Income	$344.8	$324.5	6%
Adjusted Operating Margin	13.1%	14.0%	(90 bps)
Adjusted EBITDA	$405.6	$383.8	6%
Adjusted EBITDA Margin	15.4%	16.5%	(110 bps)

•Americas delivered record first-quarter revenue and bookings as customer demand for the Company's innovative products and services remained strong despite significant impacts from supply chain constraints.
•Americas reported and organic bookings and revenues were up 6 percent and 13 percent, respectively. Americas also delivered record backlog exiting the first-quarter of 2022.
•GAAP operating margin was down 60 basis points, adjusted operating margin was down 90 basis points and adjusted EBITDA margin was down 110 basis points. Volume growth and slightly positive price versus cost were more than offset by negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges.

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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q1 2022	Q1 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$536.3	$570.6	(6)%	flat
Net Revenues	$441.3	$443.9	(1)%	6%
GAAP Operating Income	$50.9	$67.2	(24)%
GAAP Operating Margin	11.5%	15.1%	(360 bps)
Adjusted Operating Income	$51.2	$67.9	(25)%
Adjusted Operating Margin	11.6%	15.3%	(370 bps)
Adjusted EBITDA	$59.1	$76.7	(23)%
Adjusted EBITDA Margin	13.4%	17.3%	(390 bps)

•EMEA delivered solid organic revenue growth despite a significant impact from supply chain constraints in the first-quarter.
•EMEA reported bookings and revenues were down 6 percent and 1 percent, respectively. Organic bookings and revenues were approximately flat and up 6 percent, respectively. EMEA also delivered record backlog exiting the first-quarter of 2022.
•EMEA reported revenue growth included approximately 7 percentage points of negative foreign exchange impact.
•GAAP operating margin was down 360 basis points, adjusted operating margin was down 370 basis points and adjusted EBITDA margin was down 390 basis points. Volume growth and price were more than offset by material inflation and negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q1 2022	Q1 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$350.4	$309.1	13%	14%
Net Revenues	$281.0	$248.0	13%	14%
GAAP Operating Income	$38.5	$39.2	(2)%
GAAP Operating Margin	13.7%	15.8%	(210 bps)
Adjusted Operating Income	$38.7	$39.3	(2)%
Adjusted Operating Margin	13.8%	15.8%	(200 bps)
Adjusted EBITDA	$43.5	$43.5	flat
Adjusted EBITDA Margin	15.5%	17.5%	(200 bps)

•Asia Pacific delivered strong first-quarter revenues and record first-quarter bookings as customer demand for the Company's innovative products and services remained strong despite significant impacts from supply chain constraints.
•Asia Pacific reported bookings and revenues were up 13 percent. Organic bookings and revenues were up 14 percent. Asia Pacific also delivered record backlog exiting the first-quarter of 2022.
•Asia Pacific reported revenue growth included approximately 1 percentage point of negative foreign exchange impact.
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•GAAP operating margin was down 210 basis points, adjusted operating margin was down 200 basis points, and adjusted EBITDA margin was down 200 basis points. Volume growth and price were more than offset by material inflation and negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges.

Balance Sheet and Cash Flow

$, millions	Q1 2022	Q1 2021	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	($4)	$263	($267)
Free Cash Flow Y-T-D*	$27	$236	($209)
Working Capital/Revenue*	3.6%	1.5%	210 bps increase
Cash Balance 31 March	$1,348	$2,838	($1,490)
Debt Balance 31 March	$4,843	$4,972	($129)
•Through March 31, 2022, the Company had cash flow used in continuing operating activities of ($4) million and generated free cash flow of $27 million.
•During the first-quarter, the Company deployed $156 million in dividends and $350 million in share repurchases. During February 2022, the Company announced that the Board of Directors authorized a new $3 billion share repurchase program, increasing the total authorization to approximately $4 billion. In addition, the Company made a modest channel acquisition during April 2022.
•The Company expects to continue to pay a competitive and growing dividend and to deploy 100 percent of excess cash to shareholders over time. In the first-quarter of 2022, the Company increased its annual dividend by 14 percent, to $2.68 per share annualized, which is up 26 percent since launching Trane Technologies in March of 2020.

Full-Year Updated 2022 Guidance
•The Company expects full-year reported revenue guidance up ~9 percent; organic revenues up ~10 percent versus 2021, excluding 1 point of foreign exchange impact.
•GAAP continuing EPS of $6.88 to $7.08, including EPS of $(0.07) for transformation and other restructuring costs; adjusted continuing EPS of $6.95 to $7.15.
• Additional information regarding the Company's 2022 guidance is included in the Company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance, statements relating to the continued impact of the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including acquisitions, if any; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity and cost savings associated with such activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers; cybersecurity risks, global economic conditions taking into account the global COVID-19 pandemic, and the war in Ukraine and potential recessions and economic downturns; commodity shortages, supply chain constraints and price increases; the outcome of any litigation, risks and uncertainties associated with Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC; demand for our products and services; and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2021, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

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This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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5/4/22

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
704-712-5721, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

*Q1 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Adjusted operating income in 2022 is defined as GAAP operating income plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration. Adjusted operating income 2021 is defined as GAAP operating income plus restructuring costs and transformation costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q1 2022) less the prior period (e.g. Q1 2021), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2022 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration, net of tax impacts. Adjusted net earnings in 2021 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.
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Adjusted continuing EPS in 2022 is defined as GAAP continuing EPS plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration, net of tax impacts. Adjusted continuing EPS in 2021 is defined as GAAP continuing EPS plus restructuring costs and transformation costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2022 and 2021 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2022 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs, transformation costs and the continuing operations component of the qualified settlement fund (QSF) Funding. Free cash flow in 2021 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of March 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended March 31 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2022 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs, transformation costs and non-cash adjustments for contingent consideration divided by earnings from continuing operations before income taxes plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration. Adjusted effective tax rate for 2021 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs and transformation costs divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter
	ended March 31,
	2022	2021
Net revenues	$3,355.5	$3,017.6
Cost of goods sold	(2,366.5)	(2,064.4)
Selling and administrative expenses	(600.8)	(600.0)
Operating income	388.2	353.2
Interest expense	(56.0)	(60.7)
Other income/(expense), net	(0.7)	(7.2)
Earnings before income taxes	331.5	285.3
Provision for income taxes	(61.1)	(48.4)
Earnings from continuing operations	270.4	236.9
Discontinued operations, net of tax	(7.0)	0.9
Net earnings	263.4	237.8
Less: Net earnings from continuing operations attributable to noncontrolling interests	(3.2)	(2.6)
Net earnings attributable to Trane Technologies plc	$260.2	$235.2

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$267.2	$234.3
Discontinued operations	(7.0)	0.9
Net earnings	$260.2	$235.2

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$1.13	$0.96
Discontinued operations	(0.03)	0.01
Net earnings	$1.10	$0.97

Weighted-average number of common shares outstanding:
Diluted	237.1	243.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2022
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$3,355.5	$—		$3,355.5

	Operating income	388.2	(3.3)	(a,b,c)	384.9
	Operating margin	11.6%			11.5%

	Earnings from continuing operations before income taxes	331.5	(3.3)	(a,b,c)	328.2
	Benefit (Provision) for income taxes	(61.1)	0.8	(d)	(60.3)
	Tax rate	18.4%			18.4%
	Earnings from continuing operations attributable to Trane Technologies plc	$267.2	$(2.5)	(e)	$264.7

	Diluted earnings per common share
	Continuing operations	$1.13	$(0.01)		$1.12

	Weighted-average number of common shares outstanding:
	Diluted	237.1	—		237.1

	Detail of Adjustments:
(a)	Non-cash adjustments for contingent consideration (SG&A)		$(6.5)
(b)	Restructuring costs (COGS & SG&A)		1.3
(c)	Transformation costs (SG&A)		1.9
(d)	Tax impact of adjustments (a,b,c)		0.8
(e)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$(2.5)

	Pre-tax impact of adjustments on cost of goods sold		$3.2
	Pre-tax impact of adjustments on selling & administrative expenses		(6.5)
	Pre-tax impact of adjustments on operating income		$(3.3)

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2021
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$3,017.6	$—		$3,017.6

	Operating income	353.2	14.7	(a,b)	367.9
	Operating margin	11.7%			12.2%

	Earnings from continuing operations before income taxes	285.3	14.7	(a,b)	300.0
	Provision for income taxes	(48.4)	(3.6)	(c)	(52.0)
	Tax rate	17.0%			17.3%
	Earnings from continuing operations attributable to Trane Technologies plc	$234.3	$11.1	(d)	$245.4

	Diluted earnings per common share
	Continuing operations	$0.96	$0.05		$1.01

	Weighted-average number of common shares outstanding:
	Diluted	243.1	—		243.1

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$10.3
(b)	Transformation costs (SG&A)		4.4
(c)	Tax impact of adjustments (a,b)		(3.6)
(d)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$11.1

	Pre-tax impact of adjustments on cost of goods sold		$1.8
	Pre-tax impact of adjustments on selling & administrative expenses		12.9
	Pre-tax impact of adjustments on operating income		$14.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended March 31, 2022		For the quarter ended March 31, 2021
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,633.2		$2,325.7

	Segment operating income	$350.8	13.3%	$323.1	13.9%
	Restructuring/Other (a)	(6.0)	(0.2)%	1.4	0.1%
	Adjusted operating income *	344.8	13.1%	324.5	14.0%
	Depreciation and amortization	60.1	2.3%	56.4	2.4%
	Other income/(expense), net	0.7	—%	2.9	0.1%
	Adjusted EBITDA *	$405.6	15.4%	$383.8	16.5%

Europe, Middle East & Africa	Net revenues	$441.3		$443.9

	Segment operating income	$50.9	11.5%	$67.2	15.1%
	Restructuring	0.3	0.1%	0.7	0.2%
	Adjusted operating income	51.2	11.6%	67.9	15.3%
	Depreciation and amortization	7.8	1.8%	9.4	2.1%
	Other income/(expense), net	0.1	—%	(0.6)	(0.1)%
	Adjusted EBITDA	$59.1	13.4%	$76.7	17.3%

Asia Pacific	Net revenues	$281.0		$248.0

	Segment operating income	$38.5	13.7%	$39.2	15.8%
	Restructuring	0.2	0.1%	0.1	—%
	Adjusted operating income	38.7	13.8%	39.3	15.8%
	Depreciation and amortization	4.1	1.5%	4.1	1.7%
	Other income/(expense), net	0.7	0.2%	0.1	—%
	Adjusted EBITDA	$43.5	15.5%	$43.5	17.5%

Corporate	Unallocated corporate expense	$(52.0)		$(76.3)
	Restructuring/Other (b)	2.2		12.5
	Adjusted corporate expense	(49.8)		(63.8)
	Depreciation and amortization	5.3		6.1
	Other income/(expense), net	(2.2)		(9.6)
	Adjusted EBITDA	$(46.7)		$(67.3)

Total Company	Net revenues	$3,355.5		$3,017.6

	Operating income	$388.2	11.6%	$353.2	11.7%
	Restructuring/Other (a,b)	(3.3)	(0.1)%	14.7	0.5%
	Adjusted operating income	384.9	11.5%	367.9	12.2%
	Depreciation and amortization	77.3	2.3%	76.0	2.5%
	Other income/(expense), net	(0.7)	—%	(7.2)	(0.2)%
	Adjusted EBITDA	$461.5	13.8%	$436.7	14.5%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
(a) Other within the Americas segment includes a non-cash adjustments for contingent consideration of $6.5M in 2022
(b) Other within Corporate includes Transformation costs of $1.9M in 2022 and $4.4M in 2021

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, non-cash adjustments for contingent consideration, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2022	2021
Total Company
Adjusted EBITDA *	$461.5	$436.7
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(77.3)	(76.0)
Interest expense	(56.0)	(60.7)
Provision for income taxes	(61.1)	(48.4)
Restructuring	(1.3)	(10.3)
Transformation Costs	(1.9)	(4.4)
Non-cash adjustments for contingent consideration	6.5	—
Discontinued operations, net of tax	(7.0)	0.9
Net earnings from continuing operations attributable to noncontrolling interests	(3.2)	(2.6)
Net earnings attributable to Trane Technologies plc	$260.2	$235.2

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,348.4	$2,159.2
Accounts and notes receivable, net	2,429.8	2,429.4
Inventories	1,872.3	1,530.8
Other current assets	380.0	351.5
Total current assets	6,030.5	6,470.9
Property, plant and equipment, net	1,422.2	1,398.8
Goodwill	5,496.4	5,504.8
Intangible assets, net	3,271.3	3,305.6
Other noncurrent assets	1,416.5	1,379.7
Total assets	$17,636.9	$18,059.8

LIABILITIES AND EQUITY
Accounts payable	$1,931.6	$1,787.3
Accrued expenses and other current liabilities	2,312.4	2,614.7
Short-term borrowings and current maturities of long-term debt	350.4	350.4
Total current liabilities	4,594.4	4,752.4
Long-term debt	4,492.6	4,491.7
Other noncurrent liabilities	2,533.4	2,542.6
Shareholders' Equity	6,016.5	6,273.1
Total liabilities and equity	$17,636.9	$18,059.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the three months
	ended March 31,
	2022	2021
Operating Activities
Earnings from continuing operations	$270.4	$236.9
Depreciation and amortization	77.3	76.0
Changes in assets and liabilities and other non-cash items	(351.6)	(50.0)
Net cash provided by (used in) continuing operating activities	(3.9)	262.9
Net cash provided by (used in) discontinued operating activities	(184.3)	(2.8)
Net cash provided by (used in) operating activities	(188.2)	260.1

Investing Activities
Capital expenditures, net	(74.8)	(43.9)
Other investing activities, net	(7.9)	(69.8)
Net cash provided by (used in) continuing investing activities	(82.7)	(113.7)
Net cash provided by (used in) discontinued investing activities	(0.6)	—
Net cash provided by (used in) investing activities	(83.3)	(113.7)

Financing Activities
Payments of long-term debt	—	(300.0)
Dividends paid to ordinary shareholders	(155.9)	(140.2)
Repurchase of ordinary shares	(350.0)	(104.2)
Other financing activities, net	(28.7)	(10.5)
Net cash provided by (used in) financing activities of continuing operations	(534.6)	(554.9)

Effect of exchange rate changes on cash and cash equivalents	(4.7)	(43.4)
Net increase (decrease) in cash and cash equivalents	(810.8)	(451.9)
Cash and cash equivalents - beginning of period	2,159.2	3,289.9
Cash and cash equivalents - end of period	$1,348.4	$2,838.0

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	March 31,	March 31,	December 31,
	2022	2021	2021
Net Receivables	$2,430	$2,159	$2,429
Days Sales Outstanding	66.1	65.3	62.1

Net Inventory	$1,872	$1,373	$1,531
Inventory Turns	5.1	6.0	6.6

Accounts Payable	$1,932	$1,609	$1,787
Days Payable Outstanding	74.5	71.1	64.5

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	Three months ended	Three months ended
	March 31, 2022	March 31, 2021
Cash flow provided by (used in) continuing operating activities	$(3.9)	$262.9
Capital expenditures	(74.8)	(43.9)
Cash payments for restructuring	9.7	14.1
Transformation costs paid	4.5	2.8
QSF funding (continuing operations component)[1]	91.8	—
Free cash flow *	$27.3	$235.9

1 On March 2, 2022, the Company funded $270.0 million to the QSF, of which $91.8 million was allocated to continuing operations and $178.2 million was allocated to discontinued operations
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION